Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Calvert Impact Fund, Inc.
Calvert World Values Fund, Inc.:

We consent to the use of our report dated November 23, 2009, with respect to the financial statements of the Calvert Mid Cap Value Fund, a series of Calvert Impact Fund, Inc. and the Calvert Capital Accumulation Fund, a series of Calvert World Values Fund, Inc., as of September 30, 2009, incorporated herein by reference and to the references to our firm under the heading "Financial Statements and Experts" in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 9, 2010